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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Member
Southwest Shopping Centers Co. II, L.L.C.:

We consent to the use of our reports dated April 15, 2002, with respect to the consolidated financial statements and consolidated financial statements schedule of Southwest Shopping Centers Co. II, L.L.C. (the Company), appearing on pages F-2 and F-15 of Exhibit 99.2 included herein and incorporated herein by reference, which reports appear in the Form S-4 (No. 333-88144) filed by the Company.

                                                                    /s/ KPMG LLP

New York, New York
December 20, 2002